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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Stockholders of Digital Impact, Inc., which is incorporated by reference in Digital Impact's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 21, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
August 11, 2000